SECURED CONSTRUCTION TO PERMANENT NOTE


$1,750,000.00                                                      July 23, 1999
                                                           Boston, Massachusetts

     For value received, the undersigned promises to pay to USTrust ("Bank"), or order, at Bank, the principal sum of One Million Seven Hundred Fifty Thousand ($1,750,000.00) Dollars, together with interest as hereinafter provided: interest only shall be payable monthly on the first day of first month next succeeding the date hereof through and including December 1, 1999 on the principal sum from time to time outstanding at the Base Lending Rate for commercial loans from time to time in effect at the Bank plus one (1%) percent per annum. The term "Base Lending Rate" as used herein shall mean the rate of interest announced by Bank from time to time at its head office as its Base Lending Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank. On December 1, 1999 (the "Conversion Date ") the outstanding principal balance hereunder shall be amortized (based upon a twenty year amortization) over a five year term at an interest rate equal the Bank's cost of funds on the Conversion Date plus two hundred twenty-five basis points (or interest shall continue to accrue at the Base Lending Rate plus one (1%) percent as hereinafter described). Beginning on the Conversion Date, the principal balance of this Note shall be payable in sixty consecutive monthly installments as follows: $7,291.67 on January 1, 2000, and the same amount (except the final installment which shall be the amount of the outstanding principal balance, together with all accrued but unpaid interest thereon) on the first day of each month thereafter. Beginning on the Conversion Date interest shall be payable at the fixed rate equal to the Bank's cost of funds on the Conversion Date plus two hundred and twenty-five basis points or at the undersigned's election prior to the Conversion Date, shall remain at the Base Lending Rate plus one (1%) percent per annum. If no election is made by the undersigned, interest shall continue at the variable rate set forth above, which interest shall be payable commencing on January 1, 2000 and on the first day of each month thereafter until this Note is fully paid. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

     In all events, the entire unpaid principal balance, together with all accrued interest thereon shall be paid in full on December 1, 2004.

     This Note may be prepaid in whole or in part (prior to the Conversion Date) without premium or penalty. If this Note is prepaid, in whole or in part, after the Conversion Date (and a fixed interest rate is in effect), whether voluntarily or as a result of acceleration or otherwise, the undersigned shall reimburse the Bank for the loss, if any, including any loss profits resulting from such prepayment, as reasonably determined by the Bank. The undersigned shall pay shall loss upon presentation by the Bank of a statement of the amount of such loss setting forth the Bank's calculation thereof, which notice and calculation (including the method of calculation) shall be deemed true and correct absent manifest error. Any partial prepayments shall be applied in the inverse order of maturity.

     If this Note is not paid in full on the date of maturity or upon the exercise by the Bank of its rights in the event of the undersigned's default, interest on unpaid balances shall thereafter be payable at a fluctuating interest rate per annum equal to four (4%) percent greater than the rate of interest specified herein.

     At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) the failure by the undersigned to pay when due any principal, interest, fees, costs and expenses due to the holder hereunder or otherwise; (2) if any statement, representation or warranty made in or in connection with the loan evidenced by this note, or in any supporting financial statement of the undersigned or of any guarantor hereof shall be found to have been false in any material respect;(3) the institution by or against the undersigned or any guarantor hereof of any proceedings pursuant to Title 11 of the United States Code entitled "Bankruptcy" (commonly referred to as the
Bankruptcy Code) or any other law in which the undersigned or any guarantor hereof is alleged to be insolvent or unable to pay their respective debts as they mature or the making by the undersigned or any guarantor hereof of an assignment for the benefit of creditors; (4) the service upon the holder hereof of a writ in which the holder is named as trustee of the undersigned or of any guarantor hereof; (5) the occurrence of an event of default under or termination for any reason of the Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated October 31, 1994, as amended, between the Bank and Turbotec Products, Inc. (the "Agreement"); or (6) the occurrence of an event of default under that certain Construction Loan Agreement between the undersigned and the Bank of even date.

     Any deposits or other sums at any time credited by or due from the Bank to the undersigned or any guarantor hereof, and any securities or other property of the undersigned or any such guarantor, in the possession of the Bank, may at any and all times be held and treated as security for the payment of the liabilities hereunder; and the Bank may apply or set off such deposits or other sums, at any time, and without notice to the undersigned or to any such guarantor, against any of such liabilities, whether or not the same have matured, and whether or not other collateral is available to the Bank.

     The undersigned agrees to pay all costs of collection including reasonable fees of attorneys.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every indorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     This note is secured pursuant to the terms of an Open-End Mortgage Deed of even date herewith on property located at 651 Day Hill Road, Windsor, Connecticut, and a Security Agreement - Inventory, Accounts, Equipment and Other Property dated September 4, 1992.

     All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this note shall be deemed to be under seal.

Witness:                      THERMODYNETICS, INC.


_______________________            By:  ___________________________________
                                        Robert I. Lieberman
                                        Treasurer and Chief Financial Officer